UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 25, 2019

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-36401	39-1975614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7035 South High Tech Drive, Midvale, Utah 84047
(Address of Principal Executive Offices) (Zip Code)

(801) 566-6681
(Registrant's telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 2.02. Results of Operations and Financial Condition.

On March 28, 2019, Sportsman’s Warehouse Holdings, Inc. (the “Company”) issued a press release reporting its results of operations for the fourth quarter and full year ended February 2, 2019, a copy of which is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 and the related information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2019, Kevan P. Talbot notified the Company that he would be stepping down in the coming months as Chief Financial Officer and from all other positions with the Company to spend more time with his family before pursuing other interests. The Company has initiated a search to identify and recruit a new Chief Financial Officer. Mr. Talbot is expected to continue to serve as Chief Financial Officer to assist in the search for a replacement and to ensure a smooth transition of his duties.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1. Press release dated March 28, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.

Date: March 28, 2019	By:	/s/ Kevan P. Talbot
Kevan P. Talbot
Secretary and Chief Financial Officer